UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 28, 2017, LGI Homes, Inc. (the “Company”) entered into a Lender Acknowledgement Agreement dated as of February 28, 2017 (the “Agreement”) with Flagstar Bank, FSB and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), whereby the aggregate Revolving Commitments under the Company’s revolving credit facility increased from $385.0 million to $400.0 million in accordance with the accordion feature of that certain Amended and Restated Credit Agreement dated as of May 27, 2016 (the “Credit Agreement”) by and among the Company, the Lenders identified therein, the Administrative Agent, Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner, and Deutsche Bank Securities Inc. and Fifth Third Bank as documentation agents. Unless otherwise defined in this Current Report on Form 8-K, capitalized terms used in this Current Report on Form 8-K shall have the meanings specified in the Credit Agreement.

In connection with the execution and delivery of the Agreement, each of the Company’s subsidiaries that is a party to the Subsidiary Guaranty (i) consented to the execution and delivery of the Agreement and (ii) reaffirmed all of its respective obligations and covenants under the Subsidiary Guaranty, the Hazardous Materials Indemnity Agreement and each of the other Loan Documents to which such subsidiary is a party.

The description set forth above is qualified in its entirety by reference to the Lender Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Lender Acknowledgement Agreement dated as of February 28, 2017 by and among LGI Homes, Inc., Wells Fargo Bank, National Association, as administrative agent, and Flagstar Bank, FSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

Date: March 3, 2017	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Lender Acknowledgement Agreement dated as of February 28, 2017 by and among LGI Homes, Inc., Wells Fargo Bank, National Association, as administrative agent, and Flagstar Bank, FSB.